UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 19, 2014

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NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4 Waterway Square Place, Suite 100
The Woodlands, Texas 77380
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 210-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)      On December 19, 2014, Newfield Exploration Company (the “Company”) entered into a Change of Control Severance Agreement (the “Severance Agreement”) with its Executive Vice President and Chief Financial Officer, Lawrence S. Massaro. The Severance Agreement (i) became effective December 19, 2014; (ii) includes a release of claims upon payment resulting from a change of control; and (iii) sets forth the  severance benefits to which Mr. Massaro is entitled as a result of a change of control in which Mr. Massaro is no longer employed or resigns for good reason, as defined in the Severance Agreement. The material terms of the Severance Agreement, including the release of claims, and the severance benefits are further described in the Severance Agreement, which is filed herewith as Exhibit 10.1, and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits
	10.1	Change of Control Severance Agreement , by and between the Company and Lawrence S. Massaro, effective as of December 19, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: December 23, 2014	By:	/s/ John D. Marziotti
John D. Marziotti
General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description
10.1	Change of Control Severance Agreement , by and between the Company and Lawrence S. Massaro, effective as of December 19, 2014